Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mojdeh Poul, Lea Knight, and Lesha Shinn, or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mojdeh Poul	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2025
Mojdeh Poul

/s/ Lea Knight	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2025
Lea Knight

/s/ Jeffrey A. Mosebrook	Senior Vice President and Controller (Principal Accounting Officer)	July 17, 2025
Jeffrey A. Mosebrook

/s/ Stuart Essig, Ph.D.	Chairman of the Board	July 17, 2025
Stuart Essig, Ph.D.

/s/ Keith Bradley, Ph.D.	Director	July 17, 2025
Keith Bradley, Ph.D.

/s/ Shaundra Clay	Director	July 17, 2025
Shaundra Clay

/s/ Jeffrey A. Graves, Ph.D.	Director	July 17, 2025
Jeffrey A. Graves, Ph.D.

/s/ Barbara B. Hill	Director	July 17, 2025
Barbara B. Hill

/s/ Renee W. Lo	Director	July 17, 2025
Renee W. Lo

/s/ Christian S. Schade	Director	July 17, 2025
Christian S. Schade